UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2015, HF2 Financial Management Inc., a special purpose acquisition company ("HF2 Financial"), acquired a majority equity interest in ZAIS Group Parent, LLC ("ZGP"). ZGP is the sole member of ZAIS Group, LLC ("ZAIS"), which is the managing member of the external advisor to ZAIS Financial Corp. (the "Company"). The current owners of ZGP did not receive any proceeds at the closing of the transaction and retained a significant equity stake in ZGP. Following the transaction, ZAIS’s current management team continued to lead the combined organization, and HF2 Financial was renamed ZAIS Group Holdings, Inc. ("ZAIS Group Holdings").

Mr. James Zinn served as an independent member of the board of directors of the Company (the "Board") and the Chair of the Audit Committee of the Board since the completion of the Company's initial public offering in February 2013. Upon the completion of the HF2 transaction, Mr. Zinn joined the board of directors of ZAIS Group Holdings and resigned from the Company's Board and his roles as Chair of the Company's Audit Committee and member of the Company's Compensation Committee and Nominating and Corporate Governance Committee. The resignation was not the result of any disagreements with the Company.

On March 16, 2015, the Board voted to elect Mr. David Holman as a new independent director to replace Mr. Zinn on its Board and as Chair of the Audit Committee. Mr. Holman will also serve on the Company's Compensation Committee and Nominating and Corporate Governance Committee. Mr. Holman will receive compensation as an independent director in accordance with the Company's independent director compensation practices described under “Compensation of Independent Directors” in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 4, 2014.

Item 8.01. Other Events.

On March 17, 2015, the Company issued a press release (the “Press Release”) announcing the resignation of Mr. James Zinn and the appointment of Mr. David Holman. A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
	Name:	Michael Szymanski
	Title:	Chief Executive Officer

Date: March 17, 2015